Certain information marked by [*] has been omitted in accordance with Item 601(b)(10) of Regulation S-K because it is both not material and is the type of information that the Registrant treats as private or confidential. An unredacted copy will be furnished supplementally to the SEC upon request.
REDEMPTION AGREEMENT
This Redemption Agreement (this “Agreement”) is made and entered into as of November 27, 2024, by and among MAV Canopy HoldCo I, LLC, a Delaware limited liability company (the “Company”), Onity Group Inc. (f/k/a Ocwen Financial Corporation), a Florida corporation (“Selling Member”), and, solely for purposes of Section 10 hereof, OCW MAV Holdings, LLC, a Delaware limited liability company (“Oaktree Member”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Operating Agreement (as defined below).
RECITALS:
A.Reference is made to that certain Second Amended & Restated Limited Liability Company Agreement of the Company, dated as of November 2, 2022, by and between Selling Member and Oaktree Member, as amended by that certain Amendment No. 1, dated as of November 1, 2023 (as my be further amended or modified, the “Operating Agreement”).
B.Selling Member is the record owner of an Interest equal to a Percentage Interest of fifteen percent (15%), and Selling Member and the Company have agreed that the Company shall redeem from Selling Member the entirety of Selling Member’s Interest (the “Redeemed Interest”), pursuant to the terms and conditions set forth in this Agreement.
C.In addition to the exchange of the Aggregate Consideration for the Redeemed Interest, the Company and Selling Member desire to make certain representations and warranties to each other and make certain acknowledgements, in each case as set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:
1.Defined Terms Used in this Agreement. In addition to the terms defined throughout this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
“Aggregate Consideration” means the sum of the Final Closing Payment plus any Pricing Adjustment Amounts.
“Closing Date Portfolio” means the mortgage servicing rights held by MAV as of the Closing Date.
“Designated Servicing Multiple” means a Servicing Multiple of [*].
“Encumbrance” shall mean any claim, mortgage, pledge, security interest, voting trust, proxy, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), and any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code of the State of Illinois or the State of Delaware or any similar statute.
“Equity Sale Adjustment Event” means any transaction (or series of related transactions) involving the issuance of equity securities by MAV or the Company, or any sale or transfer of any equity securities in the Company by any member of the Company, in each case, for which the applicable “closing date” occurs on or prior to the first anniversary of the Closing Date; provided, that, notwithstanding the foregoing, any issuance of equity to (a) any existing or future employees, officers or directors of MAV, the Company or any subsidiary of MAV or the Company, (b) [*] or (c) the Oaktree Member or any of its Affiliates, in each case of the foregoing clauses (a)-(c), shall not be included for purposes of determining whether or not an Equity Sale Adjustment Event has occurred.
“GAAP” means generally accepted accounting principles in the United States.
“MAV” means MSR Asset Vehicle LLC, a California limited liability company.
“Member Equity” means (a) total assets of the Company minus (b) total liabilities of the Company, each as determined in accordance with GAAP, provided that, for the purpose of this definition, the mortgage servicing rights portfolio of MAV will be valued by an independent third-party valuation firm based on the Designated Servicing Multiple.
“MSR Sale Adjustment Event” means any sale or transfer of mortgage servicing rights by the Company or MAV from the Closing Date Portfolio, for which the applicable “sale date” occurs on or prior to the first anniversary of the Closing Date.
“Onity Competitor” means [*].
“Pricing Adjustment Amount” means [*].
“Pricing Adjustment Event” means any Equity Sale Adjustment Event or any MSR Sale Adjustment Event.
“Servicing Multiple” means the value of a servicing asset expressed as a percentage of the principal balance, then normalized by dividing the value by the servicing fee of the loan or the portfolio. For illustrative purposes, a servicing portfolio worth 100 basis points, with a servicing fee of 25 basis points, would have a servicing multiple of 4.
1.Sale and Redemption. Selling Member agrees to and does hereby sell, and the Company agrees to and does hereby purchase, Selling Member’s Redeemed Interest, effective as of the Closing (defined below).
2.Closing. The consummation of the redemption transaction hereunder (the “Closing”) shall occur on the date hereof remotely by electronic transfer of documents. At the time and place of the Closing, each of Selling Member and the Company shall have delivered to the other a properly executed copy of this Agreement. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”
3.Payment of Estimated Closing Payment.

a.At the Closing, the Company shall pay the Estimated Closing Payment to Selling Member by wire transfer of immediately available funds to an account designated by Selling Member. For purposes of this Agreement, the “Estimated Closing Payment” means an amount determined as the sum of (i) 15% multiplied by the Member Equity as of the month-end prior to the Closing Date (or the month-end of the month immediately preceding the month-end prior to the Closing Date, if the Closing Date occurs during the first five (5) days of a calendar month), plus (ii) $15,000,000.
b.The Estimated Closing Payment shall be subject to adjustment as provided in Section 5. The Estimated Closing Payment, as adjusted pursuant to Section 5, is referred to herein as the “Final Closing Payment”, which, for the avoidance of doubt, shall be an amount determined as the sum of (i) 15% multiplied by the Member Equity as of the Closing Date, plus (ii) $15,000,000.
4.Closing Payment Adjustment.
a.As soon as reasonably practicable, but not later than ninety (90) calendar days after the Closing Date, Company shall (i) prepare a statement of the calculation of Member Equity as of the Closing Date together with any additional components contained in the determination of the Estimated Closing Payment (the “Closing Date Statement”), and (ii) deliver the Closing Date Statement to Selling Member. The Closing Date Statement shall be prepared on a good faith basis and shall include a reconciliation of any differences between the calculations used in the determination of the Estimated Closing Payment and those set forth in the Closing Date Statement, together with reasonable supporting materials used in the preparation of the Closing Date Statement.
b.In connection with the review of the Closing Date Statement by Selling Member, Company shall provide Selling Member with prompt and reasonable access to the books and records of the Company during normal business hours and in a manner so as to not unreasonably interfere with the operation of the Company and its Subsidiaries.
c.Within forty-five (45) calendar days after its receipt of the Closing Date Statement, Selling Member shall inform Company in writing either (i) that the Closing Date Statement is acceptable or (ii) of any good faith objection to the Closing Date Statement, setting forth in reasonable detail the basis for such objection and the specific adjustment to amounts, determinations and calculations set forth on the Closing Date Statement that Selling Member believes should be made (an “Objection Notice”). If Selling Member does not timely deliver an Objection Notice with respect to the Closing Date Statement within such forty-five (45) calendar day period, the Closing Date Statement will be final, conclusive and binding on the parties hereto. If an Objection Notice is timely delivered within such forty-five (45) calendar day period, Company and Selling Member shall negotiate in good faith to resolve each dispute raised therein (each, a “Disputed Item”) and any resolution by them as to any such Disputed Item shall be final, conclusive and binding. If Company and Selling Member, notwithstanding such good faith efforts, fail to resolve any Disputed Item within thirty (30) calendar days after Selling Member timely delivers an Objection Notice or such longer period as the Parties mutually agree in writing, then Company and Selling Member shall jointly engage Grant Thornton LLP or, if such firm is unable or unwilling to act, such other nationally recognized, mutually agreeable independent public accounting firm capable as serving as an accounting expert with relevant experience in resolving such disputes, which firm is not the regular auditing firm of Company or Selling Member (the “Referral Firm”), to resolve only any remaining Disputed Items as soon as practicable thereafter (but in any event, within thirty (30) calendar days after engagement of the Referral Firm or such longer period as the Referral Firm may reasonably require), which resolution must be in writing and set forth in reasonable detail the basis therefor. All Disputed Items that are resolved between the parties in writing or are determined by the Referral Firm will be final, conclusive and binding on the parties, absent manifest error. Upon the agreement of the parties with respect to all Disputed Items, the decision of the Referral Firm with respect to all Disputed Items or Selling Member’s failure to deliver an Objection Notice to Company within the 45-day period referred to above, the Closing Date Statement, as it may be adjusted (the “Final Closing Date Statement”), shall be final, conclusive and binding against the parties hereto.
d.In resolving any Disputed Item, the Referral Firm (i) shall act as an expert and not as an arbitrator, (ii) shall be bound by the provisions of this Section 5, (iii) may not assign a value to any Disputed Item greater than the greatest value claimed for such Disputed Item or less than the smallest value for such Disputed Item claimed by either Company in the Closing Date Statement or Selling Member in the Objection Notice, (iv) shall limit its decision to each Disputed Item and (v) shall make its determination based solely on presentations by Company and Selling Member which are in accordance with the guidelines and procedures set forth in this Agreement (i.e. not on the basis of independent review). For purposes of complying with this Section 5, Company and Selling Member shall furnish to each other and to the Referral Firm such work papers and other documents and information relating to the Disputed Items as the Referral Firm may require and that are available to the party (or its independent public accountants) from whom such documents or information are requested. The Referral Firm shall deliver its determination of the Disputed Items to Company and Selling Member in writing, together with a reasonable basis for its determination of each Disputed Item. Neither Company nor Selling Member shall engage in ex parte communications with the Referral Firm with respect to any Disputed Item until the Referral Firm issues its final determination in accordance with this Section 5(d). The fees and expenses of the Referral Firm incurred pursuant to this Section 5(d) shall be allocated between Company and Selling Member in inverse proportion to their success on the Disputed Items, i.e. (A) Company shall be responsible for that portion of the fees and expenses multiplied by a fraction, the numerator of which is the aggregate dollar value of the Disputed Items submitted to the Referral Firm that are resolved against Company (as finally determined by the Referral Firm) and the denominator of which is the total dollar value of the Disputed Items so submitted and (B) Selling Member shall be responsible for the remaining amount of fees and expenses. In the event of any dispute regarding such allocation, the Referral Firm shall determine the allocation of its fees and expenses as between Company and Selling Member in accordance with such allocation methodology, such determination to be final and binding on both Company and Selling Member. Except as otherwise set forth in this Section 5(d), the fees and expenses of Selling Member incurred in connection with the Closing Date Statement and any Disputed Items shall be borne by Selling Member, and the fees and expenses of Company incurred in connection with the Closing Date Statement and any Disputed Items shall be borne by Company.
e.Promptly after their receipt of the Final Closing Date Statement, Selling Member and the Company shall compute the difference, if any, between the Estimated Closing Payment and the Final Closing Payment. If the Estimated Closing Payment is less than the Final Closing Payment, then the Company shall pay, promptly and in any event within three (3) business days, an amount in cash equal to such deficiency to Selling Member by wire transfer of immediately available funds to an account designated by Selling Member. If the Estimated Closing Payment exceeds the Final Closing Payment, then Selling Member shall pay, promptly and in any event within three (3) business days, an amount in cash equal to such deficiency to the Company by wire transfer of immediately available funds to an account designated by the Company.
5.Pricing Adjustment Amount. As part of the Aggregate Consideration to be paid by the Company in exchange for the Redeemed Interest, in the event that a Pricing Adjustment Event occurs, the Company shall pay, promptly (and in any event within five (5) business days of the day on which the Company or MAV, as applicable, has received payment of any undisputed portion or undisputed installment of the purchase price payable to it in respect of such Pricing Adjustment Event) the Pricing Adjustment Amount applicable to such undisputed portion or installment to Selling Member by wire transfer of immediately available funds to an account designated by Selling Member. For the avoidance of doubt, the occurrence of each Pricing Adjustment Event triggers an obligation to pay the related Pricing Adjustment Amount (unless such calculation results in an amount of zero dollars); provided, however, that, in no event will the Company be obligated to pay any Pricing Adjustment Amount unless and until the Company has actually received proceeds in respect of the applicable Pricing Adjustment Event.
6.Representations and Warranties of the Selling Member. In connection with the execution and delivery of this Agreement and the consummation of the purchase and sale of the Redeemed Interest provided for under this Agreement, Selling Member hereby represents and warrants to the Company, as of the date hereof, as follows:
a.Selling Member owns and continues to be the owner of Selling Member’s Redeemed Interest (until completion of the sale of the Redeemed Interest to the Company provided for under this Agreement);
b.the Redeemed Interest represents the entirety of Selling Member’s Interest;

c.except as contemplated by the Operating Agreement, neither Selling Member nor any representative of Selling Member has granted any proxy or other right or interest in or with respect to the Redeemed Interest, deposited the Redeemed Interest into any voting trust, or entered into any voting agreement or arrangement with respect to the Redeemed Interest or, if the Redeemed Interest is subject to any such arrangement, Selling Member has obtained any required consent to transfer the Redeemed Interest to the Company as set forth herein;
d.Selling Member has good, valid and marketable title to the Redeemed Interest, and the full legal right, power and authority to sell, assign and transfer the Redeemed Interest to the Company, free and clear of any and all Encumbrances (as defined below);
e.upon delivery of the Redeemed Interest to the Company, (i) the Company will acquire the Redeemed Interest free and clear of any and all Encumbrances and (ii) Selling Member will no longer hold an Interest;
f.the execution and delivery of this Agreement by Selling Member and the performance and satisfaction of any agreement or condition contained in this Agreement that is required to be performed or satisfied by Selling Member (including the sale of the Redeemed Interest to the Company) will not constitute a violation of, or create a default under, any contract, agreement, arrangement, understanding or instrument to which Selling Member is a party or by which Selling Member or all or any portion of the Redeemed Interest is bound except for any such agreement, arrangement, understanding or instrument with respect to which Selling Member has obtained any required consent to transfer the Redeemed Interest to the Company as set forth herein;
g.Selling Member is knowledgeable about the condition of the Company, financial and otherwise; acknowledges and agrees that in deciding to enter into this Agreement, Selling Member is relying on its own judgment and the judgment of the professionals of its choice with whom it has consulted; has received all information that it has requested of the Company and deemed necessary in order to evaluate the transactions contemplated hereby; and acknowledges and agrees that the consideration to be paid by the Company for the Redeemed Interest is fair and correct;
h.Selling Member has received independent tax and legal advice from attorneys and/or accountants of its choice with respect to the implications of executing this Agreement and performing its obligations hereunder;
i.Selling Member has no actual knowledge of any pending or threatened action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or non-U.S. jurisdiction or before any arbitrator involving the Redeemed Interest;
j.Selling Member (or the undersigned representative thereof) has all requisite power and authority to execute and deliver this Agreement and the assignment documents relating to the Redeemed Interest, to transfer title to the Redeemed

Interest to the Company and to consummate the transactions contemplated under this Agreement;
k.neither Selling Member nor any of its subsidiaries, affiliates, members, managers, employees, partners, agents, representatives, successors and assigns has any claims against the Company (or any of its subsidiaries) arising out of, or resulting from, the Operating Agreement or Selling Member’s capacity as a Member or ownership of the Redeemed Interest, provided, however, for the avoidance of doubt, the foregoing representation and warranty does not pertain to (and shall not be deemed to or interpreted as limiting or diminishing in any respect) any claims arising out of, resulting from or relating to any agreement by and among Selling Member (or any its Affiliates) and the Company (or any of its Affiliates), including any servicing rights sale agreement, servicing or subservicing agreement, recapture or administrative services agreements among any such parties; and
l.this Agreement, when executed and delivered by the undersigned, will constitute the valid and binding agreement of Selling Member, enforceable against Selling Member in accordance with its terms.
7.Representations and Warranties of the Company. In connection with the execution and delivery of this Agreement and the consummation of the purchase and sale of the Redeemed Interest provided for under this Agreement, the Company hereby represents and warrants to Selling Member, as of the date hereof as follows:
a.the execution and delivery of this Agreement by the Company and the performance and satisfaction of any agreement or condition contained in this Agreement that is required to be performed or satisfied by the Company will not constitute a violation of, or create a default under, any contract, agreement, arrangement, understanding or instrument to which the Company is a party or by which the Company is bound except for any such agreement, arrangement, understanding or instrument with respect to which the Company has obtained any required consent or waiver to transfer the Redeemed Interest to the Company as set forth herein;
b.the Company (or the undersigned representative thereof) has all requisite power and authority to execute and deliver this Agreement;
c.the Company has no actual knowledge of any pending or threatened action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or non-U.S. jurisdiction or before any arbitrator involving the Redeemed Interest;
d.neither the Company nor any of its subsidiaries, affiliates, members, managers, employees, partners, agents, representatives, successors and assigns has any claims against the Selling Member (or any of its Affiliates) arising out of, or resulting from, the Operating Agreement or Selling Member’s capacity as a Member or ownership of the Redeemed Interest, provided, however, for the avoidance of doubt, the foregoing representation and warranty does not pertain to

(and shall not be deemed to or interpreted as limiting or diminishing in any respect) any claims arising out of, resulting from or relating to any agreement by and among Selling Member (or any its Affiliates) and the Company (or any of its Affiliates), including any servicing rights sale agreement, servicing or subservicing agreement, recapture or administrative services agreements among any such parties; and
e.this Agreement, when executed and delivered by the undersigned, will constitute the valid and binding agreement of the Company, enforceable against it in accordance with its terms.
8.Selling Member Acknowledgments. Selling Member, as of the date hereof, expressly acknowledges and agrees as follows:
(i)as of the Closing, and without the necessity of further action by any person, (i) the Redeemed Interest will be considered to have been redeemed by and transferred to the Company in its entirety, and (ii) if applicable, any certificate or other evidence of the Redeemed Interest shall be deemed cancelled and shall be null and void; provided, however, that notwithstanding anything to the contrary, Selling Member shall be entitled to receive tax distributions with respect to the Redeemed Interest in accordance with the Operating Agreement in respect of the period prior to the Closing to the extent not previously paid;
(ii)neither the Company nor its members, nor any of their respective affiliates, agents or representatives, have made any representations or warranties of any kind or nature to Selling Member or any of its affiliates regarding the value of the Redeemed Interest;
(iii)Selling Member has reached its own independent determination with respect to the value of the Redeemed Interest; and
(iv)the Company has provided to Selling Member all information regarding the Company, if any, that Selling Member has requested.
1.Oaktree Member Acknowledgments. Oaktree Member, as of the date hereof, expressly acknowledges and agrees as follows:
(i)Oaktree Member consents for all purposes to the transactions contemplated by this Agreement pursuant to Section 8.01 of the Operating Agreement; and
(ii)Oaktree Member waives any tag-along rights it holds pursuant to Section 8.07 of the Operating Agreement.
1.Survival; Indemnification.
(a)All representations and warranties contained herein will survive the closing of the transactions contemplated by this Agreement and will expire on the date that is ninety (90) days following expiration of the applicable statute of limitations. All covenants and agreements contained herein will survive the closing of the transactions contemplated by this Agreement in accordance with their terms until the expiration of the applicable statute of limitations. Notwithstanding the foregoing, if a Company Indemnified Party (as defined below) delivers to Selling Member, before expiration of a covenant, agreement, representation or warranty, a written claim notice under this Section 11 based upon a breach of such covenant, agreement, representation or warranty, then the applicable covenant, agreement, representation or warranty will survive until, and only for purposes of, the resolution of the matter covered by such written claim notice.
(b)Following the Closing, Selling Member shall indemnify and hold harmless the Company and its subsidiaries, affiliates, members, managers, employees, partners, agents, representatives, successors and assigns (collectively, the “Company Indemnified Parties”) from, against and in respect of any and all losses, claims, damages, deficiencies, awards, assessments, judgments, fines, penalties, costs and expenses suffered or incurred, directly or indirectly, by the Company Indemnified Parties arising from, relating or attributable to or otherwise in connection with (i) any breach of, or any inaccuracy in, any representation or warranty made by Selling Member in this Agreement or (ii) any breach or default in performance by Selling Member of any covenant or agreement of Selling Member contained in this Agreement; provided, that in no event shall such indemnification obligations in the aggregate exceed the amount of the Aggregate Consideration.
2.Miscellaneous. The Recitals set forth above are hereby incorporated into this Agreement and made a part hereof by this reference. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective representatives, heirs, successor and assigns; provided, however, neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by Selling Member without the prior written consent of the Company. This Agreement (together with any other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement) constitutes the entire agreement between the parties pertaining to the subject matter contained herein, and supersedes all prior agreements, representations and understandings of the parties hereto with respect to subject matter hereof. Selling Member agrees to execute and deliver any such additional documents and instruments as may be necessary or desirable to effectuate and further evidence the transfers intended to be made hereby, including, without limitation, an assignment of membership interest in the form attached hereto as Exhibit A. Selling Member acknowledges and agrees that no promises, oral or written, have been made or relied upon by either party in entering into this Agreement, except as expressly set forth in this Agreement. In the event of any ambiguity or if question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company on the one hand and Selling Member on the other hand, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. If any provision of this Agreement is held to be invalid or unenforceable for any reason it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the greatest extent possible. Notwithstanding the invalidity or unenforceability of any provision of this Agreement, all other provisions shall remain valid and enforceable to the greatest extent possible. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. Each of the parties hereto consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or if such court lacks jurisdiction, in any appropriate state or federal court in the State of Delaware) (collectively the “Designated Courts”), for any action arising out of matters related to this Agreement. Each of the parties hereto waives the right to commence an action in connection with this Agreement in any court other than the Designated Courts. This Agreement may be executed in multiple counterparts which together shall constitute a single agreement. The submission of a signature page or executed version of this Agreement by facsimile, pdf, docusign, RightSignature, or other similar electronic transmission mode shall be considered as an “original” for purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:
MAV CANOPY HOLDCO I, LLC
By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Jordan Mikes
Name: Jordan Mikes
Its: Authorized Signatory

By: /s/ Dante Quazzo
Name: Dante Quazzo
Its: Authorized Signatory

SELLING MEMBER:

ONITY GROUP INC.

By: /s/ Sean B. O’Neil Name: Sean B. O’Neil Its: Chief Financial Officer

OAKTREE MEMBER;

OCW MAV HOLDINGS, LLC, solely for purposes of Section 10

By: Oaktree Fund GP, LLC
Its: Manager
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Cary Kleinman
Name: Cary Kleinman
Its: Authorized Signatory

By: /s/ Jordan Mikes
Name: Jordan Mikes
Its: Authorized Signatory

EXHIBIT A
Form of Assignment of Membership Interest

ASSIGNMENT OF INTEREST
OF MAV CANOPY HOLDCO I, LLC

FOR VALUE RECEIVED, the undersigned (the “Assignor”), for valuable consideration, hereby assigns, transfers, conveys and delivers to MAV Canopy HoldCo I, LLC, a Delaware limited liability company (the “Assignee”), the entirety of Assignor’s Interest equal to a Percentage Interest of fifteen percent (15%) (as each such term is defined in that certain Second Amended & Restated Limited Liability Company Agreement of Assignee, dated as of November 2, 2022, as amended by that certain Amendment No. 1, dated as of November 1, 2023, by and between the Assignor and OCW MAV Holdings, LLC). Except as contemplated by the Second Amended & Restated Limited Liability Company Agreement of Assignee, Assignor represents and warrants that such Interest has not been transferred or made subject to any claim, mortgage, pledge, security interest, voting trust, proxy, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code of the State of Delaware or any similar statute of any kind.
Effective as of [__], 2024.

ASSIGNOR: ONITY GROUP INC. By: _________________________ Name: Its